--------------------------------------------------------------------------------
                   APPENDIX A -- FUND ADMINISTRATION SERVICES
--------------------------------------------------------------------------------

Pursuant to Section 2.1 of the Services Agreement (the "Agreement") by and between Wintergreen Fund, Inc. (the "Client") and Citigroup Fund Services, LLC ("Citigroup"), Citigroup shall provide the following services, subject to the terms and conditions of the Agreement and this Appendix A:

1.       BOARD MEETINGS AND BOARD REPORTS

With the cooperation of the Client's investment adviser(s), other service providers, officers and counsel, Citigroup shall:

     (a)  Maintain a calendar of scheduled  meetings of the  Client's  Governing
          Body;

     (b) Prepare materials for meetings of the Client's Governing Body, as applicable, including agendas, resolutions and reports to the Client's Governing Body covering (i) regulatory and industry developments of general applicability and (ii) the Client's operations;

     (c) Distribute materials for meetings of the Client's Governing Body, including materials that have been approved or supplied by the Client's investment advisers, counsel, auditors, custodians and other service providers; and

     (d) At the request of the Client, attend meetings of the Client's Governing Body or any subcommittee thereof and take minutes with respect to such meetings.

2.       SEC FILINGS

With respect to the Client or each Fund, as applicable, and with the oversight of Client's counsel, Citigroup shall:

     (a) Based on information from the Fund's investment adviser, custodian, and distributor, prepare for filing the following documents required to be filed by the Client with the SEC ("SEC Filings") in either written or, if required or permitted, electronic format (e.g., pursuant to EDGAR): (i) periodic and other requested updates to the Registration Statement on Form N-1A, (ii) prospectuses for each Fund,
          (iii) Forms N-CSR and N-SAR and any required financial data schedules,
          (iv) Forms N-PX, (v) Forms 24F, (vi) Forms N-Q, (vii) joint insurance policy filings and (viii) if requested and pursuant to mutually acceptable terms, proxy and information statements and related communications to shareholders;

     (b) Cause to be filed with the SEC all SEC Filings; provided that items 3(a)(i), (ii) and (viii) shall have been approved by the Client and/or Client's counsel;

     (c)  Oversee  the   printing  of  SEC  Filings  that  are  intended  to  be
          distributed to shareholders;


                           A-1 (Fund Administration)

     (d) Assist Client's counsel in preparing SEC exemptive order requests and No-Action Letter requests.

3.       COMPLIANCE

With respect to the Client or each Fund, as applicable, and with the oversight of Client counsel, Citigroup shall:

     (a) Assist the Client's Chief Compliance Officer, investment advisers and other appropriate persons with respect to regulatory compliance matters;

     (b) Prepare policies, procedures, committee charters and similar documents for review by Client's counsel and/or Client's Chief Compliance Officer and approval by the Client, including Rule 2a-7, Rule 17a-7, Rule 17e-1, Rule 10f-3, Valuation, Liquidity, Qualified Legal Compliance Committee, CFTC Rule 4.5 and similar procedures, and Codes of Ethics, AML and Privacy policies;

     (c)  Produce quarterly compliance reports for the Client's Governing Body;

     (d) Coordinate examinations of Client or a Fund by the staff of the SEC or other regulatory authorities, the responses to those examinations and the responses to general communications from those authorities; and

     (e) Assist the Client and the Client's Governing Body in soliciting proposals for, analyzing, securing and documenting fidelity bond and director & and officers/errors & omissions insurance.

4.       RECORDKEEPING AND MINISTERIAL MATTERS

With respect to the Client or each Fund, as applicable, and with the oversight of Client's counsel, Citigroup shall:

     (a) Prepare, file and maintain the Client's Organic Documents and minutes of meetings of the Client's Governing Body, any committees thereof, and shareholders;

     (b) Prepare such filings as are necessary to maintain the Client's existence and good standing under applicable state law;

     (c) Maintain CUSIP, ticker, news media and tax identification number listings;

     (d)  Provide the Client with adequate general office space and facilities;

     (e) Provide persons suitable to the Client's Governing Body to serve as ministerial officers of the Client;


                           A-2 (Fund Administration)

     (f) Assist the Client's officers in the negotiation of agreements to which the Client or a Fund is a party that are related to the operations of the Client or a Fund; and

     (g)  quarterly updates to sales material and Client Website data fee

5.                BLUE SKY MATTERS

With respect to the Client or each Fund, as applicable, Citigroup shall:

     (a)  Monitor sales of Shares; and

     (b) Register, or prepare applicable filings with respect to, the Shares with the various state and other securities commissions of the United States and its territories.

6.                EXPENSE ACCOUNTING

With respect to the Client or each Fund, as applicable, Citigroup shall:

     (a) Calculate, review and account for Fund expenses and report on Fund expenses on a periodic basis;

     (b) Authorize the payment of Client expenses and pay, from Client assets, all bills of the Client;

     (c)  Prepare Fund  budgets,  pro-forma  financial  statements,  expense and
          profit/loss   projections,   and  fee   waiver/expense   reimbursement
          projections on a periodic basis; and

     (d)  Prepare financial statement expense information.

7.       FINANCIAL STATEMENTS; OTHER FINANCIAL MATTERS

With respect to the Client or each Fund, as applicable, Citigroup shall:

     (a) Prepare semi-annual financial statements and oversee the production of those statements and any related report to the Client's shareholders prepared by the Client or its investment advisers, as applicable;

     (b) File the Funds' semi-annual financial statements with the SEC, or ensure that those statements are filed with the SEC, and oversee the distribution of the statements to shareholders;

     (c) Calculate data with respect to yields, dividend yields, distribution rates and total returns for dissemination to information services covering the investment company industry, for advertising and sales literature of the Client and other appropriate purposes;


                            A-3(Fund Administration)

     (d) Report Fund data to investment company industry survey companies (e.g., Lipper, Inc.);

     (e) Report applicable data to rating agencies (such as STANDARD & POORS) that rate a Fund; and

     (f) With respect to the services provided hereunder, deliver appropriate sub-certifications to Client officers who are required to file certifications in accordance with the Sarbanes-Oxley Act of 2002.

8.       TAX MATTERS

With respect to the Client or each Fund, as applicable, Citigroup shall:

     (a)  Prepare Federal income and excise tax workpapers and provisions;

     (b) File all Federal income and excise tax returns and state income and other tax returns, including any extensions or amendments, as agreed between the Client and Citigroup;

     (c) Calculate required distributions to maintain the qualification of each Fund as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code");

     (d) Calculate and report to the Client tax compliance and related data (limited to calculation of Code Section 851(b) "good income" and "diversification" testing, reporting the tax status of distributions and preparing year-end Federal tax notice data);

     (e)  Prepare financial  statement tax provisions (limited to sixty (60) day
          shareholder  tax  notices   disclosure,   tax  related  footnotes  and
          Statement of Position 95-3 ("ROCSOP") adjustments);

     (f) Calculate income distributions for Funds that declare income distributions more often than annually but not daily and calculate capital gain distributions (in addition to typical calendar year end capital gain distributions);

     (g)  Prepare  and,  subject  to  approval  by  the  Client,  distribute  to
          appropriate    parties   notices   announcing   the   declaration   of
          distributions to shareholders; and

     (h) Perform monthly capital gain analyses based on book numbers adjusted for prior year unpaid spillback distribution requirements and capital loss carryforwards.



                            A-4(Fund Administration)